UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                February 2, 2006

                                 Optigenex Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  000-51248                  20-1678933
           --------                  ---------                  ----------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

     750 Lexington Avenue 6th Floor                                    10022
---------------------------------------                                -----
(Address of principal executive offices)                             (Zip code)

       Registrant's telephone number, including area code: (212) 905-0189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 2, 2006, the Audit Committee of Optigenex Inc., a Delaware corporation (the "Company"), after discussing such matters with the Company's independent accountant, determined the Form 10-QSB for the period ended September 30, 2005 filed by the Company should no longer be relied upon because of an error in such financial statements.

The Audit Committee determined that the above-referenced financial statements should no longer be relied upon because in such statements the Company had not properly accounted for convertible debt instruments that are subject to registration rights agreements that have embedded derivative instruments and to correctly compute earnings per share for the reverse merger that occurred during the period Such accounting issues were initially raised by the United States Securities and Exchange Commission (the "Commission") in its January 11, 2006 comment letter issued to Optigenex (the "Comment Letter").

In accounting for the convertible notes and the warrants, the Company considered the guidance contained in EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Common Stock," and SFAS 133 "Accounting for Derivative Instruments and Hedging Activities." In accordance with the guidance provided in EITF 00-19, the Company determined that the conversion feature of the convertible notes represents an embedded derivative since the note is convertible into a variable number of shares upon conversion and a liquidated damage clause contained in the Registration Rights Agreement requires the Company to pay liquidated damages of 2.0% per month of the outstanding principal amount of the notes, in cash or shares of common stock to the note holders in the event that a registration statement covering the shares underlying the convertible notes and warrants is not declared effective by December 29, 2005. Accordingly, the convertible notes are not considered to be "conventional" convertible debt under EITF 00-19 and thus the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability.

As of the date hereof, the Company has determined the re-evaluation of debt agreements in light of the issues raised by the Staff in the Comment Letter and in accordance with EITF 00-19. Specifically, the Company has restated the balance sheet as of September 30, 2005 and the statement of operations for the three and nine-month periods ended September 30, 2005 to correct the accounting for the embedded conversion feature of the Callable Secured Convertible Notes. Accordingly, the balance sheet has been restated to record a liability at September 30, 2005 amounting to $1,553,659 for the fair value of the embedded derivative feature. The statement of operations for the three and nine-month periods have been restated to reflect an increase in net loss by $509,595 or $0.05 per share for the additional charges relating to valuing the embedded derivative liability at inception and the subsequent change in value of the liability. The impact of the restated earnings per share for the reverse merger that occurred during the period has increased the loss per share by $.04 for the nine months ended September 30,2005.


Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - None


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006

                                                OPTIGENEX INC.

                                                By: /s/ Anthony Bonelli
                                                    ----------------------------
                                                Name:  Anthony Bonelli
                                                Title: Chief Executive Officer


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